 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2005

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 17, 2005, upon the recommendation of the Compensation Committee of the Board of Directors of Forward Industries Inc., (the "Company"), approved the following changes to the compensation policy regarding non-employee members of its Board of Directors:

  Increased the annual cash retainer for all non-employee directors to $20,000;
  Increased the annual cash retainer for the Chairperson of any committee to $2,000;
  Increased the board meeting fee to $2,000 for each meeting attended;
  Increased the committee meeting fee to $1,000 for each meeting attended unless such meeting is held in conjunction with a board meeting, in which case no committee meeting fee will be paid.

The above-referenced changes are effective as of October 1, 2005.

The Company's policy to reimburse its non-employee directors for reasonable and necessary expenses to attend board and committee meetings was not changed.

Item 2.02 Results of Operations and Financial Condition.

On November 17, 2005, the Company issued a press release announcing its results of operations for its Fiscal Year ended September 30, 2005.  A copy of the press release is attached as Exhibit 99.1.  Complete audited financial statements as of, and for the year ended, September 30, 2005, are set forth in the Company's Annual Report on Form 10-KSB filed with the Commission on November 18, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1            Press release issued on November 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
_______________________________________

Name Jerome E. Ball
Title: Chairman and Chief Executive Officer
Dated: November 21, 2005

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on November 17 2005